                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN A PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement           [_]  Confidential, For Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Under Rule 14a-12

                           THE STRIDE RITE CORPORATION
        ----------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

        -----------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]     No fee required.
[_]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
        (1)      Title of each class of securities to which transaction applies:

      ------------------------------------------------------------------------
        (2)      Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
        (4)      Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
        (5)      Total fee paid:

        ------------------------------------------------------------------------
[_]     Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        (1)      Amount previously paid:

        ------------------------------------------------------------------------
        (2)      Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
        (3)      Filing Party:

        ------------------------------------------------------------------------
        (4)      Date Filed:

        ------------------------------------------------------------------------

[LOGO] The Stride Rite Corporation

                           THE STRIDE RITE CORPORATION
                               191 Spring Street
                                  P.O. Box 9191
                       Lexington, Massachusetts 02420-9191

                                                              February 25, 2002

Dear Stockholder:

    You are cordially invited to attend the annual meeting of stockholders of The Stride Rite Corporation. This year's meeting will be held on Thursday, April 11, 2002, at 10:00 a.m., local time, at our corporate headquarters, 191 Spring Street, Lexington, Massachusetts.

    The attached proxy statement, with formal notice of the meeting on the first page, describes the matters expected to be acted upon at the meeting. We urge you to review these materials carefully and to use this opportunity to take part in the affairs of The Stride Rite Corporation by voting on the matters described in this proxy statement. We hope that you will be able to attend the meeting. At the meeting we will review our operations, report on 2001 financial results and discuss our plans for the future. Our directors and management team will be available to answer questions.

    Your vote is important. Whether you plan to attend the meeting or not, please complete the enclosed proxy card and return it as promptly as possible. The enclosed proxy card contains instructions regarding voting. If you attend the meeting, you may continue to have your shares voted as instructed in the proxy, or you may withdraw your proxy at the meeting and vote your shares in person.

                                          We look forward to seeing you at the
                                            meeting.

                                          Sincerely,

                                          /s/ David M. Chamberlain
                                          David M. Chamberlain
                                          Chairman of the Board of Directors and
                                          Chief Executive Officer

[LOGO] The Stride Rite Corporation

                          THE STRIDE RITE CORPORATION

                               191 Spring Street
                                 P.O. Box 9191
                      Lexington, Massachusetts 02420-9191

                               -----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON APRIL 11, 2002

                               -----------------

    The 2002 annual meeting of stockholders of The Stride Rite Corporation will be held on Thursday, April 11, 2002, at 10:00 a.m., local time, at its corporate headquarters, 191 Spring Street, Lexington, Massachusetts. At the annual meeting, stockholders will vote on the following proposals:

    1. To re-elect two Class III directors, each to serve for a three-year term;

    2. To consider and act upon a proposal to approve and adopt The Stride Rite Corporation Amended and Restated Employee Stock Purchase Plan;

    3. To ratify the selection of PricewaterhouseCoopers LLP as auditors of The Stride Rite Corporation for the current fiscal year;

    4. To consider and act upon a proposal regarding global human rights standards; and

    5. To consider and act upon any other matters which may properly be brought before the annual meeting or any adjournments or postponements thereof.

    You may vote if you are a stockholder of record as of the close of business on February 14, 2002. If you do not plan to attend the meeting and vote your common shares in person, please vote by marking, signing, dating and promptly returning the enclosed proxy card in the postage-paid envelope.

    Any proxy may be revoked at any time prior to its exercise at the annual meeting.

                                          By Order of the Board of Directors

                                          /s/ Charles W. Redepenning
                                          Charles W. Redepenning, Jr., Clerk

February 25, 2002

                               TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING................................  1
   What is the purpose of the annual meeting?.................................  1
   Who is entitled to vote?...................................................  1
   Can I attend the meeting?..................................................  1
   What constitutes a quorum?.................................................  1
   How do I vote?.............................................................  1
   Will other matters be voted on at the annual meeting?......................  2
   Can I revoke my proxy instructions?........................................  2
   What other information should I review before voting?......................  2
PROPOSAL 1: ELECTION OF DIRECTORS.............................................  2
   Introduction...............................................................  2
   Vote Required..............................................................  3
   Recommendation.............................................................  3
   Information Regarding the Nominees, Other Directors and Executive Officers.  3
   The Board of Directors and Its Committees..................................  4
PROPOSAL 2: APPROVAL OF THE STRIDE RITE CORPORATION AMENDED AND
RESTATED EMPLOYEE STOCK PURCHASE PLAN.........................................  5
   Introduction...............................................................  5
   Summary of the Stock Purchase Plan.........................................  5
   Federal Income Tax Considerations Under the Stock Purchase Plan............  6
   Stock Purchase Plan Benefits...............................................  7
   Vote Required..............................................................  7
   Recommendation.............................................................  7
PROPOSAL 3: RATIFICATION OF THE SELECTION OF AUDITORS.........................  7
   Introduction...............................................................  7
   Recommendation.............................................................  8
PROPOSAL 4: STOCKHOLDER PROPOSAL..............................................  8
   Global Human Rights Standards..............................................  8
   Stride Rite's Statement in Opposition......................................  9
   Vote Required.............................................................. 10
   Recommendation............................................................. 10

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS......................................... 10
   Director Compensation................................................................. 10
   Executive Compensation................................................................ 10
   Summary Compensation Table............................................................ 11
   Option Grants for Fiscal Year 2001.................................................... 12
   Aggregated Option Exercises in the Last Fiscal Year and Fiscal Year-End Option Values. 13
   Employment Agreements................................................................. 13
   Change of Control Employment Agreements............................................... 13
   Retirement Income Plan................................................................ 14
   Stock Performance Graph............................................................... 15
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION.................................. 16
   Compensation Committee Interlocks and Insider Participation........................... 17
AUDIT COMMITTEE REPORT................................................................... 18
PRINCIPAL AND MANAGEMENT STOCKHOLDERS.................................................... 19
   Beneficial Ownership Table............................................................ 19
   Section 16(a) Beneficial Ownership Compliance......................................... 21
OTHER MATTERS............................................................................ 22
   Expenses of Solicitation.............................................................. 22
   Stockholder Proposals for Annual Meetings............................................. 22

[LOGO] The Stride Rite Corporation

                                                              February 25, 2002

                          THE STRIDE RITE CORPORATION
                       191 Spring Street, P.O. Box 9191
                      Lexington, Massachusetts 02420-9191

                               -----------------

                                PROXY STATEMENT

                               -----------------

                QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What is the purpose of the annual meeting?

   At the annual meeting, stockholders will act upon the matters set forth in the accompanying notice of meeting, including the election of directors, the consideration of a proposal to approve and adopt The Stride Rite Corporation Amended and Restated Employee Stock Purchase Plan, ratification of the selection of our independent auditors and to consider and act upon a shareholder proposal.

Who is entitled to vote?

   If our records show that you are a stockholder as of the close of business on February 14, 2002, which is referred to as the "record date", you are entitled to receive notice of the annual meeting and to vote the shares of common stock that you held on the record date. Each outstanding share of common stock entitles its holder to cast one vote for each matter to be voted upon.

Can I attend the meeting?

   All stockholders of record of Stride Rite's shares of common stock at the close of business on the record date, or their designated proxies, are authorized to attend the annual meeting. Each stockholder or proxy will be asked to present a form of valid picture identification, such as a driver's license or passport.

What constitutes a quorum?

   The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares of common stock entitled to vote is necessary to constitute a quorum for the transaction of business at the annual meeting. As of the record date, there were 41,932,470 shares of common stock outstanding and entitled to vote at the annual meeting. Shares that reflect votes withheld for director nominees, abstentions or "broker non-votes" (i.e., shares represented at the meeting held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and the broker or nominee does not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the annual meeting.

How do I vote?

   Voting by Proxy Holders for Shares Registered Directly in the Name of the Stockholder. If you hold your common shares in your own name as a holder of record, you may instruct the proxy holders named in the enclosed proxy card how to vote your common shares by signing, dating and mailing the proxy card in the postage-paid envelope that has been provided to you by Stride Rite. If you are a registered stockholder and attend the annual meeting, you may deliver your completed proxy card in person.

   Voting by Proxy Holders for Shares Registered in the Name of a Brokerage Firm or Bank. If your common shares are held by a broker, bank or other nominee (i.e., in "street name"), you will receive instructions from your nominee which you must follow in order to have your common shares voted. "Street name" stockholders who wish to vote at the meeting will need to obtain a proxy form from the broker, bank or other nominee that holds their common shares of record.

Will other matters be voted on at the annual meeting?

   We are not now aware of any other matters to be presented at the annual meeting other than those described in this proxy statement. If any other matters not described in the proxy statement are properly presented at the meeting, proxies will be voted in accordance with the best judgment of the proxy holders.

Can I revoke my proxy instructions?

   You may revoke your proxy at any time before it has been exercised by:

  . filing a written revocation with the Clerk of Stride Rite at the address set forth below;

  .  filing a duly executed proxy bearing a later date; or

  .  appearing in person and voting by ballot at the annual meeting.

   Any stockholder of record as of the record date attending the annual meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a stockholder at the annual meeting will not constitute revocation of a previously given proxy.

What other information should I review before voting?

   For your review, our 2001 annual report, including financial statements for the fiscal year ended November 30, 2001, is being mailed to stockholders concurrently with this proxy statement. The annual report, however, is not part of the proxy solicitation material. For your further review, a copy of our annual report filed with the Securities and Exchange Commission (the "SEC") on Form 10-K, including the financial statements, may be obtained without charge by:

  . writing to the Clerk of Stride Rite at the following address: 191 Spring Street, P.O. Box 9191, Lexington, Massachusetts 02420-9191;

  .  accessing the EDGAR database at the SEC's website at www.sec.gov;

  .  going to Stride Rite's website at www.strideritecorp.com; or

  .  contacting the SEC by telephone at (800) SEC-0330.

                       PROPOSAL 1: ELECTION OF DIRECTORS

Introduction

   Our Board of Directors currently consists of six members who are divided into three classes. At the annual meeting, two Class III directors will be elected to serve until the 2005 annual meeting or until their respective successors are duly elected and qualified.

   Our Board of Directors has nominated Frank R. Mori and Bruce Van Saun to serve as the Class III directors. The nominees are currently serving as directors of Stride Rite. Our Board of Directors anticipates that the nominees will serve, if re-elected, as directors. However, if any person nominated by our Board of Directors is unable to accept election, the proxies will be voted for the election of such other person or persons as our Board of Directors may recommend. Our Board of Directors will consider a nominee for election to our Board of Directors recommended by a stockholder of record if the stockholder submits the nomination in compliance with the requirements of our by-laws.

Vote Required

   Directors must be elected by a majority of the votes of the shares of common stock present in person or represented by proxy and entitled to vote on the election of directors at the annual meeting. Votes may be cast for or withheld from each nominee. Votes cast for the nominees will count as "yes votes;" votes that are withheld from the nominees will not be voted with respect to the director or directors indicated, although they will be counted when determining whether there is a quorum.

Recommendation

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THEIR NOMINEES, FRANK R. MORI AND BRUCE VAN SAUN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR EACH OF THE NOMINEES UNLESS INSTRUCTIONS TO WITHHOLD OR TO THE CONTRARY ARE GIVEN.

Information Regarding the Nominees, Other Directors and Executive Officers

   The following biographical descriptions set forth certain information with respect to the two nominees for re-election as Class III directors at the annual meeting and each director who is not up for election, based on information furnished to Stride Rite by each director and executive officer. The following information is correct as of February 14, 2002.

  Nominees for Election as Directors--Term Expiring 2002

   Frank R. Mori. Mr. Frank R. Mori has been a director since 1996. He is President and co-Chief Executive Officer of Takihyo, Inc., an investment holding company that has managed a private equity portfolio since 1986. Takihyo, Inc. was a principal shareholder of Donna Karan International, Inc. until the company was sold to LVMH in 2001, and from 1974 until 1999 was the principal shareholder of Anne Klein & Co. Mr. Mori served as President and Chief Executive Officer of Anne Klein & Co., a women's apparel company, from 1975 to 1999. Mr. Mori is a member of the Board of Directors of Takihyo, Inc. He is 61 years old.

   Bruce Van Saun. Mr. Bruce Van Saun has been a director since 1999. Since May 1997, Mr. Van Saun has served as Senior Executive Vice President and Chief Financial Officer of The Bank of New York Company, Inc., a banking company. Prior to that, Mr. Van Saun was Chief Financial Officer of Deutsche Bank North America Group, a banking company, from October 1994 to May 1997, and Chief Operating Officer and Chief Financial Officer of Wasserstein Perella & Co., Inc., an investment banking firm, from 1990 to October 1994. He is 44 years old.

  Incumbent Directors--Term Expiring 2003

   David M. Chamberlain. Mr. David M. Chamberlain serves as Chief Executive Officer of Stride Rite and has been Chairman of our Board of Directors since November 1999. Prior to joining Stride Rite, Mr. Chamberlain was Chairman of the Board of Genesco Inc., a footwear company, from 1994 to 1999, and President and Chief Executive Officer of Genesco Inc., from 1994 to 1996. Mr. Chamberlain is a member of the Board of Directors of Wild Oats Markets, Inc. He is 58 years old.

   Myles J. Slosberg. Mr. Myles J. Slosberg has been a director since 1961. He has been an attorney in private practice since July 1994. Mr. Slosberg served as interim Chairman of the Board and Chief Executive Officer of

Stride Rite from July 1999 to November 1999. From March 1991 to July 1994, Mr. Slosberg was an Attorney General for the Commonwealth of Massachusetts. Mr. Slosberg was employed by Stride Rite from 1959 to 1986, during which period he served in a number of executive capacities. He is 65 years old.

  Incumbent Directors--Term Expiring 2004

   Christine M. Cournoyer. Ms. Christine M. Cournoyer has been a director since 2000. She has been Vice President of Global e-business Transformation Software Group of International Business Machines since November 1999. Ms. Cournoyer was Chief Information Officer and Vice President of Lotus, from 1996 until November 1999, and served as Director of Worldwide Applications of Lotus, from April 1994 until 1996. She is 50 years old.

   Donald R. Gant. Mr. Donald R. Gant has been a director since 1987. He has been a Senior Director of The Goldman Sachs Group, Inc. since May 1999 and Limited Partner of The Goldman Sachs Group, L.P., an investment banking firm, since 1990. Mr. Gant is a member of the Board of Directors of Diebold, Inc. He is 73 years old.

The Board of Directors and Its Committees

   Board of Directors. Stride Rite is managed by a six member Board of Directors, a majority of whom are independent of our management. Our Board of Directors is divided into three classes, and the members of each class of directors serve for staggered three-year terms. Our Board of Directors is composed of two Class I directors (Messrs. Chamberlain and Slosberg), two Class II directors (Ms. Cournoyer and Mr. Gant) and two Class III directors (Messrs. Mori and Van Saun). The terms of the Class I and Class II directors will expire upon the election and qualification of directors at the annual meetings of stockholders held in 2003 and 2004, respectively. At each annual meeting of stockholders, directors will be re-elected or elected for a full term of three years to succeed those directors whose terms are expiring.

   Our Board of Directors met five times during fiscal year 2001. Each of the directors attended at least 75% of the aggregate of (i) the total number of meetings of our Board of Directors and (ii) the total number of meetings of all committees of our Board of Directors on which the director served.

   Audit Committee. Our Board of Directors has established an Audit Committee consisting of Messrs. Van Saun (Chairman) and Slosberg and Ms. Cournoyer. The Audit Committee makes recommendations concerning the engagement of independent auditors, reviews with the independent auditors the scope and results of the audit engagement, approves professional services provided by the independent auditors, reviews the independence of the auditors, considers the range of audit and non-audit fees, and reviews the adequacy of our internal accounting controls. Our Board of Directors has adopted an Audit Committee Charter, a copy of which is attached to this proxy statement as Appendix A. Each member of the Audit Committee is "independent" as that term is defined in the rules of the SEC and the applicable listing standards of the New York Stock Exchange. The Audit Committee met four times during fiscal year 2001. The Audit Committee Report for the 2001 fiscal year is included in this proxy statement, commencing on page 18.

   Committee on the Board. Our Board of Directors has established a Committee on the Board consisting of Mr. Gant (Chairman) and Ms. Cournoyer. The Committee on the Board reviews the performance of directors, recommends to the Board of Directors the selection of directors to be nominated, and considers and recommends issues relating to director compensation. The Committee on the Board met one time during fiscal year 2001.

   Compensation Committee. Our Board of Directors has established a
Compensation Committee consisting of Messrs. Mori (Chairman), Gant and
Slosberg. The members of the Compensation Committee are non-employee directors of Stride Rite. The Compensation Committee reviews executives' salaries, administers various incentive compensation plans and recommends action to the Board of Directors on matters related to compensation for officers and other key employees of Stride Rite and its subsidiaries. The Compensation Committee met two times during fiscal year 2001. The Compensation Committee Report for the 2001 fiscal year is included in this proxy statement, commencing on page 16.

   Investment Committee. Our Board of Directors has established an Investment Committee consisting of Messrs. Slosberg (Chairman), Mori and Van Saun. The Investment Committee recommends the selection of independent investment managers for the investment of Stride Rite's pension funds and reviews and monitors the performance of these pension funds. The Investment Committee also reviews Stride Rite's short-term investment of its available funds. The Investment Committee met two times during fiscal year 2001.

   Our Board of Directors may from time to time establish other special or standing committees to facilitate the management of Stride Rite or to discharge specific duties delegated to the committee by the full Board of Directors.

   PROPOSAL 2: APPROVAL OF THE STRIDE RITE CORPORATION AMENDED AND RESTATED
                         EMPLOYEE STOCK PURCHASE PLAN

Introduction

   Our Board of Directors has adopted The Stride Rite Corporation Amended and Restated Employee Stock Purchase Plan (the "Stock Purchase Plan"), subject to shareholder approval, that would amend the Stock Purchase Plan to, among other things, increase the number of shares of our common stock reserved and available for issuance thereunder by 500,000 shares to a total of 6,140,000 shares.

   Under the Stock Purchase Plan, eligible employees may authorize us to deduct amounts from their compensation, which amounts are used to enable the employees to exercise options to purchase shares of our common stock. The purpose of the Stock Purchase Plan is to attract and retain key personnel, and encourage stock ownership by our employees. The Stock Purchase Plan is an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "Code").

   On February 14, 2002, the closing price of our common stock as reported on the New York Stock Exchange was $7.25 per share.

Summary of the Stock Purchase Plan

   The following description of material terms of the Stock Purchase Plan is intended to be a summary only. This summary is qualified in its entirety by the full text of the Stock Purchase Plan, a copy of which is attached to this proxy statement as Appendix B.

   The Stock Purchase Plan is administered by our Board of Directors. The Stock Purchase Plan provides that all employees of Stride Rite and certain of its subsidiaries whose customary employment is for more than 20 hours per week and more than five months in any calendar year are eligible to participate in the Stock Purchase Plan following thirty days of active employment; provided, however, that for persons who are deemed under Section 423(b)(3) of the Code to own five percent (5%) or more of our voting stock are excluded from participation. The number of employees potentially eligible to participate in the Stock Purchase Plan is currently approximately 1,668 persons.

   The Stock Purchase Plan provides for two "purchase periods" within each year, the first commencing on January 1 of each year and continuing through June 30 of such year, and the second commencing on July 1 of each year and continuing through December 31 of such year. Eligible employees may elect to become participants in the Stock Purchase Plan by enrolling prior to each semi-annual date for the granting of an option to purchase shares under the Stock Purchase Plan. Shares are purchased through the accumulation of payroll deductions of not less than two percent (2%) nor more than ten percent (10%) of each participant's compensation. The maximum number of shares of common stock that can be purchased under the Stock Purchase Plan during any one calendar year is that number having a fair market value of $25,000 on the first day of the purchase period pursuant to which the shares are purchased. The number of shares to be purchased is determined by dividing the participant's balance in the plan account on the last day of the purchase period by the purchase price per share for the stock. The purchase price per share will be the lower of 85% of the fair market value of the common stock as of either the beginning or ending date of the semi-annual purchase period of shares for the participant's account.

   An option granted under the Stock Purchase Plan is not transferable by the participant except by will or by the laws of descent and distribution. Employees may cease their participation at any time during the purchase period, and participation automatically ceases on termination of employment with Stride Rite.

   The number of shares of common stock that are reserved for issuance under the Stock Purchase Plan is subject to adjustment for stock splits and similar events. The proceeds received by us from the exercise of options under the Stock Purchase Plan will be used for our general corporate purposes. Shares of common stock issued under the Stock Purchase Plan may be authorized but unissued or shares of common stock reacquired by us and held in our treasury.

   The Stock Purchase Plan shall remain in full force and effect until suspended or discontinued by the Board of Directors. The Board of Directors may at any time amend or revise the Stock Purchase Plan for any purposes permitted by law, or may at any time terminate the Stock Purchase Plan. No amendment to the Stock Purchase Plan may adversely affect the rights of any recipient of any option previously granted without such recipient's consent.

   The Stock Purchase Plan will become effective as of January 2, 2002, provided that it is approved by our stockholders.

Federal Income Tax Considerations Under the Stock Purchase Plan

   The Stock Purchase Plan is intended to qualify as an "employee stock purchase plan" as defined in Section 423(b) of the Code, which provides that an employee participating in the plan is not required to pay any federal income tax when joining the Stock Purchase Plan or when purchasing the shares of common stock at the end of a purchase period. The employee is, however, required to pay federal income tax on the difference, if any, between the price at which he or she sells the shares of common stock and the price he or she paid for them.

   The following is a summary of the federal income tax consequences resulting from acquiring stock under the Stock Purchase Plan:

  . If shares of common stock acquired under the Stock Purchase Plan are sold more than two (2) years after the first day of the purchase period pursuant to which the shares were purchased, no taxable income results if the proceeds of the sale are equal to or less than the price paid for the shares. If the proceeds of the sale are higher than the purchase price, the employee will recognize ordinary income for the year in which the sale occurs equal to the lesser of (a) fifteen percent (15%) of the fair market value of the common stock on the first day of the purchase period pursuant to which the shares were purchased or (b) the excess of the amount actually received for the shares over the amount paid. In addition, the employee may recognize long-term capital gain or loss in an amount equal to the difference between the proceeds of the sale and the employee's basis in the shares (i.e., the employee's purchase price plus the amount taxed to the employee as ordinary income). The employee will receive long-term capital gain or loss treatment if he or she has held the shares for at least twelve (12) months. No deduction is allowed to us.

  . If shares of common stock acquired under the Stock Purchase Plan are sold within two (2) years of the first day of the purchase period pursuant to which the shares were purchased, the employee will recognize ordinary income equal to the difference between the fair market value of the shares on the exercise date and the employee's purchase price. This amount is reportable as ordinary income even if no profit was realized on the sale of shares or the shares were sold at a loss. Long-term or short-term (depending on the holding period for the shares) capital gain or loss will be recognized in an amount equal to the difference between the proceeds of sale and the employee's basis in the shares. The amount reportable as ordinary income from a sale made within two (2) years of the first day of the purchase period pursuant to which the shares were purchased will generally be allowed as a tax deduction to us.

Stock Purchase Plan Benefits

   No employee of Stride Rite has purchased shares of common stock under the Stock Purchase Plan. Accordingly, the benefits or amounts that will be received by or allocated to any individual or group of individuals under the Stock Purchase Plan are not determinable.

Vote Required

   The affirmative vote of the majority of shares of common stock present in person or represented by proxy at the meeting and entitled to vote on this proposal is required for approval and adoption of the Stock Purchase Plan. Abstentions shall be included in determining the number of shares present and entitled to vote on the proposal, thus having the effect of a vote against the proposal. Broker non-votes are not counted in determining the number of shares of common stock present and entitled to vote and will therefore have no effect on the outcome.

Recommendation

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL AND ADOPTION OF THE STOCK PURCHASE PLAN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THE APPROVAL AND ADOPTION OF THE STOCK PURCHASE PLAN UNLESS INSTRUCTIONS TO THE CONTRARY ARE GIVEN.

             PROPOSAL 3: RATIFICATION OF THE SELECTION OF AUDITORS

Introduction

   Our Board of Directors, upon the recommendation of the Audit Committee, has selected the accounting firm of PricewaterhouseCoopers LLP to serve as independent auditors of Stride Rite for the fiscal year ending November 29, 2002. PricewaterhouseCoopers LLP has served as our independent auditors since 1972 and is considered by management of Stride Rite to be well qualified. We have been advised by that firm that neither it nor any member thereof has any financial interest, direct or indirect, in Stride Rite or any of its subsidiaries in any capacity. A representative of PricewaterhouseCoopers LLP will be present at the annual meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

   Although Stride Rite is not required to submit the ratification and approval of the selection of its independent auditors to a vote of stockholders, our Board of Directors believes that it is sound policy to do so. In the event that the vote of the majority of shares present and entitled to vote on the proposal are against the selection of PricewaterhouseCoopers LLP, the directors will consider the vote and the reasons therefore in future decisions on the selection of independent auditors.

Recommendation

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

                       PROPOSAL 4: STOCKHOLDER PROPOSAL

Global Human Rights Standards

   New York City Employees' Retirement System, record holder of 101,736 shares of common stock of Stride Rite as of October 18, 2001, and New York City Teachers' Retirement System, record holder of 59,700 shares of common stock of Stride Rite as of October 18, 2001, both located at The City of New York Office of the Comptroller, 1 Centre Street, New York, NY 10007-2341, have given formal notice that they will introduce a resolution at the forthcoming annual meeting. Stride Rite is not responsible for the proposal. The proposal is as follows:

   "Whereas, Stride Rite has extensive overseas operations, and

   Whereas, reports of human rights abuses in the overseas subsidiaries and suppliers of some U.S.-based corporations has led to an increased public awareness of the problems of child labor, "sweatshop" conditions, and the denial of labor rights in U.S. corporate overseas operations, and

   Whereas, corporate violations of human rights in these overseas operations can lead to negative publicity, public protests, and a loss of consumer confidence which can have a negative impact on shareholder value, and

   Whereas, a number of corporations have implemented independent monitoring programs with respected human rights and religious organizations to strengthen compliance with international human rights norms in subsidiary and supplier factories, and

   Whereas, these standards incorporate the conventions the United Nation's International Labor Organization (ILO) on workplace human rights which include the following principles:

  . All workers have the right to form and join trade unions and to bargain collectively. (ILO Conventions 87 and 98)

  . Workers representatives shall not be the subject of discrimination and shall have access to all workplaces necessary to enable them to carry out their representation functions. (ILO Convention 135)

  . There shall be no discrimination or intimidation in employment. Equality of opportunity and treatment shall be provided regardless of race, color, sex, religion, political opinion, age, nationality, social origin, or other distinguishing characteristics. (ILO Conventions 100 and 111)

  . Employment shall be freely chosen. There shall be no use of force, including bonded or prison labor. (ILO Conventions 29 and 105)

  .  There shall be no use of child labor. (ILO Convention 138), and

   Whereas, independent monitoring of corporate adherence to these standards is essential if consumer and investor confidence in Stride Rite's commitment to human rights is to be maintained,

   Therefore, be it resolved that Stride Rite commit itself to the implementation of a code of corporate conduct based on the aforementioned ILO human rights standards by its international suppliers and in its own international production facilities and commit to a program of outside, independent monitoring of compliance with these standards."

Stride Rite's Statement in Opposition

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

   Stride Rite is strongly committed to maintaining high standards with respect to workplace human rights. Stride Rite itself does not operate any facilities overseas, but sources its products from a network of overseas vendors, principally in East and South-East Asia. We select only overseas vendor partners who are committed to following standards and business practices consistent with our own. The policies we have adopted to help assure high workplace standards include The Stride Rite Terms of Engagement for Vendor Partners, which require our vendors to operate facilities where workers are not exploited in any manner, are employed voluntarily, are not at risk of physical harm, are fairly compensated and are allowed the right of free association. We have a policy for the inspection of factories where goods are produced to our order. This inspection process is important for quality control purposes, as well as legal compliance and human rights.

   We believe we have already implemented policies and practices to address the subjects mentioned in this shareholder proposal. Indeed, the proponents of this proposal have not suggested that Stride Rite has failed to meet any appropriate workplace standards. We believe Stride Rite's existing policies and practices have worked well and the requested commitment called for by this proposal is duplicative of our existing efforts on workplace human rights. Also, certain provisions of the proposal are vague and overbroad and in some instances would require Stride Rite to take action beyond our ability to effectuate. We think we can be most effective by continuing to focus our efforts on enforcing our existing standards and policies, rather than introducing a new and duplicative statement of principles. The Board of Directors therefore does not believe that adoption of this proposal is necessary or in the best interests of the Company.

   THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST THE PROPOSAL REGARDING ADOPTION OF A WORKPLACE CODE BASED ON INTERNATIONAL LABOR ORGANIZATION CONVENTIONS.

Vote Required

   The affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on this proposal is required for adoption of this resolution. Abstentions will be included in determining the number of shares present and entitled to vote on the proposal, thus having the effect of a vote against the proposal. Broker non-votes are not counted in determining the number of shares present and entitled to vote and will therefore have no effect on the outcome.

Recommendation

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED AGAINST THIS PROPOSAL UNLESS INSTRUCTIONS TO THE CONTRARY ARE GIVEN.

               COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Director Compensation

   Directors of Stride Rite who are also employees receive no additional compensation for their services as directors. Under Stride Rite's 1998 Non-Employee Director Stock Ownership Plan (the "1998 Directors' Plan"), each non-employee director receives an annual retainer of $40,000, payable either all in shares of our common stock or one-half in cash and one-half in shares of our common stock at the discretion of the director, in either case payable in increments of one-quarter of such amount at the beginning of each fiscal quarter. The actual number of shares of common stock is calculated based on the closing price of our common stock on the last day of the preceding fiscal quarter. Each non-employee director receives each year an option to purchase 5,000 shares of our common stock on the first business day following the annual meeting of stockholders. Each option has a term of ten years from the date of grant and becomes exercisable in three installments: 1,600 shares on the first anniversary of the grant and 1,700 shares on each of the second and third anniversaries of the grant. In addition, new non-employee directors receive option grants for up to 5,000 shares upon initial election to the Board of Directors with the amount of such grant based on the number of months remaining prior to the next annual meeting of stockholders. These options also have a term of ten years and vest proportionately on each of the first, second and third anniversaries of the grant. Each non-employee director may defer his or her annual retainer, with the cash portion, if any, deferrable in a cash deferred account and the stock option portion deferrable in phantom stock units of common stock of Stride Rite.

Executive Compensation

   Summary Compensation Table. The following table sets forth the compensation paid for the past three fiscal years of each person who served as Chief Executive Officer during fiscal year 2001 and each of the other four most highly compensated executive officers serving as executive officers at the end of fiscal year 2001 (the "named executive officers").

                          SUMMARY COMPENSATION TABLE

                                                                         Long-Term
                                                                       Compensation
                                         Annual Compensation              Awards
                                     -------------------------    -----------------------
                                                     Other Annual             All Other
                              Fiscal Salary   Bonus  Compensation Options    Compensation
 Name and Principal Position   Year   ($)      ($)     ($) (1)      (#)        ($) (2)
-----------------------------------------------------------------------------------------
David M. Chamberlain (3)       2001  600,023      --        --         --        4,930
 Chairman and Chief            2000  600,006      --    63,927(4)      --        1,680
 Executive Officer             1999   43,846      --        --    500,000(5)       120
-----------------------------------------------------------------------------------------
Richard T. Thornton            2001  240,112 189,000        --     35,000        6,258
 President, Tommy Hilfiger     2000  199,169      --        --     20,000        6,721
 Footwear, Inc. (6)            1999  164,212  70,000        --     10,000        1,327
-----------------------------------------------------------------------------------------
Gerrald B. Silverman           2001  295,011  45,533        --     50,000       14,958
 President, Stride Rite        2000  275,003  67,712        --     35,000       15,658
 Children's Group, Inc. (6)    1999  253,885  39,392        --     30,000       15,264
-----------------------------------------------------------------------------------------
Charles W. Redepenning, Jr.    2001  245,009  64,313        --     45,000        6,258
 General Counsel, Secretary,   2000  230,002 120,750        --     30,000        6,308
 Clerk and President, Stride   1999  228,461  25,547        --         --        3,064
 Rite International Corp. (6)
-----------------------------------------------------------------------------------------
Daniel R. Friedman (7)         2001  290,011      --        --     50,000        6,258
 President, The Keds           2000  275,003  72,188    57,962(4)      --        1,008
 Corporation (6)               1999   22,211      --        --     30,000(8)        72

--------
(1) Amounts for executive perquisites and other personal benefits, securities or property are not shown where the aggregate dollar amount per executive is the lesser of either $50,000 or 10% of the total of annual salary and bonus of such executive.
(2) Amounts awarded include (i) payments of dividend equivalents on shares of common stock subject to unexercised options granted under the 1975 Executive Incentive Stock Purchase Plan (the "1975 Plan") of $8,700, $9,400 and $9,400 for Mr. Silverman in respect of fiscal years 2001, 2000 and 1999 respectively; (ii) Stride Rite contributions to the executive's Employee Savings and Investment Plan account of $3,250 for Mr. Chamberlain in respect of fiscal year 2001; $5,250, $5,713 and $463 for Mr. Thornton in respect of fiscal years 2001, 2000 and 1999 respectively; $5,250, $5,250 and $5,000 for Mr. Silverman in respect of fiscal years 2001, 2000 and 1999 respectively; $5,250, $5,300 and $2,200 for Mr. Redepenning in respect of fiscal years 2001, 2000 and 1999 respectively; and $5,250 for Mr. Friedman in respect of fiscal year 2001; and (iii) amounts of insurance premiums paid by Stride Rite for term life insurance for the benefit of the executive of $1,680, $1,680 and $120 for Mr. Chamberlain in respect of fiscal years 2001, 2000 and 1999 respectively; $1,008, $1,008 and $864 for Mr. Thornton in respect of fiscal years 2001, 2000 and 1999 respectively; $1,008, $1,008 and $864 for Mr. Silverman in respect of fiscal years 2001, 2000 and 1999 respectively; $1,008, $1,008 and $864 for Mr. Redepenning in respect of fiscal years 2001, 2000 and 1999 respectively; $1,008, $1,008 and $72 for Mr. Friedman in respect of fiscal years 2001, 2000 and 1999 respectively.
(3) Mr. Chamberlain began his employment with Stride Rite on November 15, 1999.
(4) Amounts reimbursed by Stride Rite for the payment of taxes on non-deductible relocation expenses.

(5) Options granted to Mr. Chamberlain upon the commencement of his employment with Stride Rite; pursuant to Mr. Chamberlain's initial employment terms he was not eligible to receive an award of options during fiscal year 2000.
(6) Each of Tommy Hilfiger Footwear, Inc., Stride Rite Children's Group, Inc., Stride Rite International Corp. and The Keds Corporation are subsidiaries of Stride Rite.
(7) Mr. Friedman began his employment with Stride Rite on November 2, 1999 and resigned on January 18, 2002.
(8) Options granted to Mr. Friedman upon the commencement of his employment with Stride Rite; pursuant to Mr. Friedman's initial employment terms he was not eligible to receive an award of options during fiscal year 2000.

   Option Grants. The following table provides certain information with respect to stock options granted by Stride Rite in fiscal year 2001 to the Chief Executive Officer and each of the four other named executive officers pursuant to the 1998 Stock Option Plan (the "1998 Stock Option Plan"). All stock options were granted at an exercise price equal to the fair market value on the date of grant.

                      OPTION GRANTS FOR FISCAL YEAR 2001

                              No. of
                              Shares    % of          Option              Grant
                            Underlying  Total          Date               Date
                             Options   Options Option Market Expiration Valuation
           Name              Granted   Granted Price  Value     Date       (1)
---------------------------------------------------------------------------------
Richard T. Thornton           35,000     3.1   $6.25  $6.25   12/15/10  $ 72,912
---------------------------------------------------------------------------------
Gerrald B. Silverman          50,000     4.5   $6.25  $6.25   12/15/10  $104,160
---------------------------------------------------------------------------------
Charles W. Redepenning, Jr.   45,000     4.0   $6.25  $6.25   12/15/10  $ 93,744
---------------------------------------------------------------------------------
Daniel R. Friedman            50,000     4.5   $6.25  $6.25   12/15/10  $104,160

--------
(1) Calculated using the Black-Scholes pricing model. The assumptions used in determining the valuation of these options using this methodology are as follows: average expected life of options of 4.5 years; risk-free interest rate of 5.25 percent; a volatility factor of .41; and a dividend yield of
    2.6 percent. The actual value, if any, that an executive officer may realize will depend on the continued employment of the executive officer holding the option through its vesting period, and the excess of the market price over the exercise price on the date the option is exercised so that there is no assurance that the value realized by an executive officer will be at or near the value estimated by the Black-Scholes pricing model, which is based on assumptions as to the variables of stock price volatility, future dividend yield, interest rates, and other factors.

   Option Exercises and Year-End Holdings. The following table sets forth the aggregated number of options to purchase shares of common stock exercised by the Chief Executive Officer and each of the four other named executive officers during fiscal year 2001 and the number of shares of common stock covered by the stock options held by each of these officers as of November 30, 2001. The value of unexercised in-the-money options is based on the closing price of a share of common stock, as reported on the New York Stock Exchange - Composite, on November 30, 2001, of $6.65, minus the exercise price, multiplied by the number of shares underlying the options. An option is "in-the-money" if the fair market value of the shares of common stock underlying the option exceeds the option exercise price.

              AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                       Shares               Number of Unexercised     Value of Unexercised
                      Acquired    Value       Options at FY-End      In-the-Money Options at
                     onExercise) Realized                                    FY-End
                                          ---------------------------------------------------
        Name             (#)       ($)    Exercisable Unexercisable Exercisable Unexercisable
---------------------------------------------------------------------------------------------
David M.
 Chamberlain                0          0    366,667      133,333     $      0      $     0
---------------------------------------------------------------------------------------------
Richard T. Thornton     6,667     27,601     16,667       51,666     $      0      $29,333
---------------------------------------------------------------------------------------------
Gerrald B. Silverman    7,000     65,030    175,334       83,333     $109,417      $46,833
---------------------------------------------------------------------------------------------
Charles W.
 Redepenning, Jr.           0          0     30,000       65,000     $ 11,500      $41,000
---------------------------------------------------------------------------------------------
Daniel R. Friedman      5,000     13,625     15,000       60,000     $      0      $20,000

Employment Agreements

   On November 4, 1999, Stride Rite entered into an employment agreement with David M. Chamberlain in connection with his service to Stride Rite as Chairman of the Board and Chief Executive Officer for the period from November 15, 1999 through November 30, 2002 and renewable annually thereafter. Mr. Chamberlain's annual rate of base salary under his employment agreement is $600,000 and he is eligible for an annual bonus with a target bonus set at 50% of his base salary. Mr. Chamberlain was also granted nonqualified stock options to purchase up to 500,000 shares of our common stock at an exercise price equal to the closing price of our common stock on the trading day prior to the public announcement of his appointment ($6.875 per share).

   Under his employment agreement, Mr. Chamberlain is also entitled to receive certain enumerated perquisites and to participate in the various employee benefit plans that Stride Rite maintains or adopts during his employment period. The employment agreement also provides for severance payments to Mr. Chamberlain in the event that Stride Rite terminates Mr. Chamberlain's employment during the employment period without "cause" or Mr. Chamberlain terminates his employment for "good reason". In such event, Mr. Chamberlain would receive payments equal to twelve months' salary plus continued participation in medical and dental plans through the end of the employment period.

   Mr. Chamberlain has also entered into a change in control agreement with Stride Rite as described under "Change of Control Employment Agreements" below.

Change of Control Employment Agreements

   Stride Rite has entered into change of control employment agreements with each of the named executive officers in the summary compensation table and with certain other executive officers. The change of control employment agreements are for two-year terms, which terms extend for one year upon each anniversary unless a notice not to extend is given by Stride Rite. These agreements provide generally that the executive's terms and conditions of employment (including position, location, compensation and benefits) will not be adversely changed during the two-year period after a change of control of Stride Rite. If Stride Rite terminates the executive's employment (other than for cause, death, disability or retirement) or if the executive terminates for good reason during such two-year period (or upon certain terminations within 18 months prior to a change of control in connection with or in anticipation of a change of control), Stride Rite must provide certain specified severance benefits. For purposes of the agreements, a change of control shall mean, subject to the conditions and exceptions specified in the change of control employment agreements, (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of securities of Stride Rite where such acquisition causes such acquiror to own twenty percent (20%) or more of the common stock or the combined voting power of the then outstanding voting securities of Stride Rite entitled to vote generally in the election of directors; (ii) individuals who, as of February 12, 1998, constitute the Board of Directors cease to constitute at least a majority of the Board of Directors; (iii) consummation of certain reorganizations, mergers or consolidations or sales or other dispositions of all or substantially all of the assets of Stride Rite or the acquisition of assets of another entity; or
(iv) approval by the stockholders of Stride Rite of a complete liquidation or dissolution of Stride Rite.

   Severance benefits under the agreements with each of the named executive officers include three times the sum of the executive's base salary, target bonus, and dividend equivalents under the 1975 Plan, and three years of continued benefit insurance plan coverage. The value of additional retirement benefits that would have been earned by the executive had he or she remained in Stride Rite's employ for an additional period of three years would also be paid to the executive. In addition, the executives are entitled to receive an additional payment in an amount sufficient to make them whole for any excise tax on excess parachute payments imposed under Section 4999 of the Code. The agreements also provide for the lapse upon a change of control of all restrictions on options granted under the 1975 Plan, the 1995 Long-Term Growth Incentive Plan (the "1995 Plan"), and the 1998 Stock Option Plan.

Retirement Income Plan

   The Stride Rite Retirement Income Plan, as amended effective as of January 1, 1989 (the "Retirement Plan"), is a non-contributory defined benefit pension plan. For salaried, management, sales and non-production hourly employees, the Retirement Plan covers basic compensation received from Stride Rite and its participating subsidiaries, excluding overtime payments, commissions, bonuses and any other additional compensation; and for commissioned sales personnel whose compensation is derived wholly from commissions, the Retirement Plan covers 80% of the commissions received (the "Earnings"). The Retirement Plan provides for an annual pension at normal retirement age, 65 (with a minimum of five years of service), determined as follows: (i) for credited service (the "Credited Service") prior to January 1, 1984, 1% of average annual Earnings (based on 1981, 1982 and 1983 Earnings) up to $9,000 and 1.75% of average annual Earnings in excess of $9,000 multiplied by the number of years of Credited Service prior to January 1, 1984; plus (ii) for Credited Service after January 1, 1984 but prior to January 1, 1989, 1.25% of Earnings up to $15,000 for each year of service and 2% of Earnings in excess of $15,000 for each year of service; plus (iii) for Credited Service after January 1, 1989, 1.35% of Earnings up to $15,000 for each year of service and 2% of Earnings in excess of $15,000 for each year of service. If the total number of years of Credited Service exceeds 34 years, an amount equal to 1.80% of annual Earnings for each additional year of service will be added to the retirement benefit.

   The following table shows, as to each of the named executive officers, (i) the number of years of Credited Service as of February 14, 2002 and (ii) estimated annual benefits payable upon retirement at age 65. The amounts presented are on a straight-life annuity basis, but alternative methods of payment are available at the option of the participant. In no event shall benefits payable under the Retirement Plan exceed the maximum allowed under the Employee Retirement Income Security Act of 1974, as amended. The benefit payment under the Retirement Plan is not subject to any deductions for Social Security benefits or other offset amounts.

                                 Number of Years     Estimated Annual Benefits
                              of Credited Service as  Payable Upon Retirement
  Name                         of February 14, 2002        At Age 65(1)
  ----                        ---------------------- -------------------------
  David M. Chamberlain.......           2                     $25,659
  Richard T. Thornton........           3                     $60,868
  Gerrald B. Silverman.......           7                     $92,982
  Charles W. Redepenning, Jr.           3                     $72,574
  Daniel R. Friedman.........           2                     $83,201

--------
(1) Assumes continued service until age 65 at current salary levels.

Stock Performance Graph

   The following graph provides a comparison of cumulative total stockholder return on our common stock, based on the market price of the common stock and assuming reinvestment of dividends, with the cumulative total return of companies in the Standard & Poor's Small Cap 600 Index, and the Standard & Poor's Footwear--Small Cap Index (the current performance indicator of peer group companies), for a period of five fiscal years commencing November 30, 1996 and ending November 30, 2001. The Standard & Poor's Footwear--Small Cap Index consists of Brown Shoe Company, Inc., K-Swiss Inc.--Class A, The Timberland Company--Class A, Wolverine World Wide, Inc. and Stride Rite.



                                    [CHART]

                Stride Rite      S&P Small Cap-600      S&P Footwear-Small Cap
                Corporation      Index                  Index
1996              100.00              100.00                   100.00
1997              121.32              124.54                   132.21
1998               91.82              122.68                    92.28
1999               67.47              135.57                   105.19
2000               64.99              146.03                   150.82
2001               74.70              184.94                   142.19

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   The Compensation Committee is comprised of three non-employee directors: Mr. Frank R. Mori, Committee Chairman, and Messrs. Donald R. Gant and Myles J. Slosberg. The Compensation Committee reviews and oversees Stride Rite's various incentive plans, evaluates performance and reviews compensation levels and other related matters for Stride Rite's senior executives. When evaluating the performance of Stride Rite's senior executives, the Compensation Committee reviews with the full Board of Directors in detail all aspects of compensation for the senior executives, including the five individuals named in the summary compensation table. The Compensation Committee met two times in fiscal year 2001.

   Compensation Philosophy. The Compensation Committee's strategy is to align Stride Rite's executive compensation program with corporate performance and stockholder returns. The Compensation Committee considers the following objectives when evaluating Stride Rite's executive compensation programs:

  . Offering competitive base salaries to attract and retain well-qualified, experienced executives;

  . Linking cash-based incentive compensation to corporate performance goals and individual performance; and

  . Linking senior executive long-term compensation to consistent appreciation in price of Stride Rite's common stock through stock option grants.

   In achieving these objectives, the Compensation Committee analyzes Stride Rite, divisional and individual performance, competitive executive compensation packages and stock performance. The Compensation Committee periodically retains the services of a consulting firm specializing in executive compensation to review the competitiveness of Stride Rite's executive compensation programs with respect to other public corporations with whom Stride Rite competes for executive talent. Stride Rite's competitors for executive talent are not necessarily the same companies that would be included in a peer group established to compare stockholder returns because Stride Rite may require executives to have skills and perspectives from a broader range of backgrounds.

   The three major components of Stride Rite's executive compensation for fiscal year 2001 were: base salary, annual incentive compensation and stock options, each of which is described in more detail below. The Compensation Committee also evaluates the total compensation package of each executive officer, including pension benefits, insurance, severance plans and other benefits.

   Base Salary. The Compensation Committee establishes base salaries for executive officers by evaluating the responsibilities of the position, the level of experience of the executive officer, and competitive market data on comparable executive officer positions.

   The Compensation Committee reviews the base salaries of Stride Rite's senior executives annually. Salary increases are based on the overall performance of Stride Rite and of each executive officer individually, and on the financial results of the executive's particular business unit. The Compensation Committee also evaluates market data in determining base salary levels for each executive, and targets base salary levels at approximately the median level among footwear competitors of like size. The final determination is subjectively made based on these criteria.

   Annual Incentive Compensation. Pursuant to the annual incentive compensation plans in effect for fiscal year 2001, the Compensation Committee established individual participation and target bonuses based on the performance of particular business units and the nature and scope of responsibilities of each participant. Bonuses were earned based on comparing actual fiscal year 2001 performance against established business and financial goals. The performance goals were approved by the full Board of Directors in December 2000, and included a threshold consolidated pre-tax income goal, a consolidated pre-tax income goal and divisional pre-tax income goals. For fiscal year 2001, Stride Rite met the minimum threshold for payments under the incentive plans. The Tommy Hilfiger, International and Children's Group divisions all met or exceeded their divisional goals and bonus payments were made to plan participants in those groups.

   Stock Options. Under the 2001 Stock Option and Incentive Plan, the Compensation Committee is authorized to grant options to purchase common stock with an exercise price equal to the market price of the common stock on the date of the grant. The Compensation Committee has established guidelines for the number of options to be granted at various executive levels, based on competitive practices, the duties and scope of responsibilities of each executive's position, and the amount and terms of options already held by each executive.

   Compensation of the Chief Executive Officer. Mr. Chamberlain was elected Chairman and Chief Executive Officer of Stride Rite by the Board of Directors on November 4, 1999, effective as of November 15, 1999. In evaluating his compensation package, the Compensation Committee used market data on compensation levels, including all forms of incentive compensation, from industry competitors of like size. Pursuant to his employment agreement, Mr. Chamberlain's annual base salary for fiscal year 2001 was set at $600,000. Mr. Chamberlain is eligible to receive incentive compensation under the Senior Executive Annual Incentive Plan, targeted at 50% of his base salary. Payment to Mr. Chamberlain of additional compensation under this plan is based on the attainment of certain financial goals established by the Board of Directors in December 2000. Because Stride Rite did not achieve these financial goals, Mr. Chamberlain did not receive a bonus for fiscal year 2001.

   The Compensation Committee also awarded Mr. Chamberlain non-qualified stock options to purchase 500,000 shares of common stock, at $6.875 per share, the closing price of Stride Rite's common stock on the New York Stock Exchange on November 3, 1999. Options to purchase 100,000 of these shares vested on November 15, 1999, and the balance will vest as to one-third on each of the first, second and third anniversaries of his November 15, 1999 start date.

   Internal Revenue Code Section 162(m). Pursuant to Section 162(m) of the Code, publicly traded corporations are not permitted to deduct most compensation exceeding $1,000,000 paid to certain top executives, unless the compensation qualifies as "performance based compensation" or is otherwise exempt under Section 162(m). All compensation paid to the named executives of Stride Rite in fiscal year 2001 was deductible for federal income tax purposes.

   Conclusion. As outlined in the compensation plans described above, a substantial portion of Stride Rite's executive compensation is directly linked to individual and corporate performance and stock price appreciation, in accordance with Stride Rite's stated compensation philosophy. As Stride Rite moves forward to create stockholder value, the Compensation Committee will continue to monitor and evaluate its strategy for executive compensation.

                                             COMPENSATION COMMITTEE

                                             Frank R. Mori (Chairman)
                                             Donald R. Gant
                                             Myles J. Slosberg

Compensation Committee Interlocks and Insider Participation

   Myles J. Slosberg served as Interim Chief Executive Officer of Stride Rite from July 1999 to November 1999. No other member of the Compensation Committee has served as an officer or employee of Stride Rite nor has any other business relationship or affiliation with Stride Rite, except for service as a director. None of such persons had any relationships with Stride Rite requiring disclosure under applicable rules and regulations.

                            AUDIT COMMITTEE REPORT

   The Audit Committee oversees Stride Rite's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K for the year ended November 30, 2001 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

   The Audit Committee reviewed with PricewaterhouseCoopers LLP, Stride Rite's independent auditors who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of Stride Rite's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including the Statement on Auditing Standards No. 61, as may be modified or supplemented. In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from management and Stride Rite including the matters in the written disclosures required by the Independence Standards Board in Standard No. 1 (Independence Discussion with Audit Committee), as may be modified or supplemented.

   The Audit Committee discussed with Stride Rite's internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of Stride Rite's internal controls, and the overall quality of Stride Rite's financial reporting. The Audit Committee held four meetings during fiscal 2001.

   The fees billed to Stride Rite by PricewaterhouseCoopers for fiscal year 2001 were as follows:

   Audit Fees. PricewaterhouseCoopers' billed Stride Rite $373,094 for its audit of Stride Rite's annual financial statements and its review of Stride Rite's quarterly financial statements.

   Financial Information Systems Design and Implementation Fees.
PricewaterhouseCoopers did not bill Stride Rite any fees related to financial information systems design and implementation.

   All Other Fees. PricewaterhouseCoopers billed Stride Rite a total of $250,339 for services rendered that are not described above.

   The Audit Committee has considered whether the provision of the services included in the category "All Other Fees" is compatible with maintaining PricewaterhouseCoopers' independence.

   The directors who serve on the Audit Committee are all "Independent" for purposes of the New York Stock Exchange listing standards. That is, the Board of Directors has determined that none of the directors who serve on the Audit Committee has a relationship to Stride Rite that may interfere with his or her independence from Stride Rite or its management.

   In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended November 30, 2001 for filing with the SEC. The Audit Committee and the Board of Directors have also recommended, subject to shareholder approval, the selection of PricewaterhouseCoopers as Stride Rite's independent auditors.

                                             AUDIT COMMITTEE

                                             Bruce Van Saun (Chairman)
                                             Christine M. Cournoyer
                                             Myles J. Slosberg

                     PRINCIPAL AND MANAGEMENT STOCKHOLDERS

Beneficial Ownership Table

   The following table shows the amount of common stock of Stride Rite beneficially owned as of February 14, 2002 (unless otherwise indicated) by:
  .  each director;
  . the Chairman of the Board and Chief Executive Officer, and the four most highly compensated executive officers of Stride Rite, each of whose compensation exceeded $100,000 during the fiscal year ended November 30, 2001 (the "named executive officers");
  .  all directors and executive officers of Stride Rite as a group; and
  . each person known by Stride Rite to hold more than 5% of our outstanding common stock.

   On February 14, 2002, there were 41,932,470 shares of our common stock outstanding. The number of shares of common stock "beneficially owned" by each stockholder is determined under rules issued by the SEC regarding the beneficial ownership of securities. This information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership of common stock includes (i) any shares as to which the individual or entity has sole or shared voting power or investment power and
(ii) any shares of common stock which could be purchased by the exercise of options at or within 60 days of February 14, 2002.

                                                                                         Shares of         Percent
                                                                                        Common Stock         of
                 Name and Business Address of Beneficial Owner*                    Beneficially Owned (1)   Class
                 ----------------------------------------------                    ----------------------  -------
FMR Corporation.................................................................. 3,765,110  (2)             9.0
 82 Devonshire Street
 Boston, MA 02109
Capital Group International, Inc. and Capital.................................... 2,878,100  (3)             6.9
   Guardian Trust Company
   11100 Santa Monica Boulevard
   Los Angeles, CA 90025
Dimensional Fund Advisors Inc.................................................... 2,744,800  (4)             6.5
   1299 Ocean Avenue, 11th Floor
   Santa Monica, CA 90401
Private Capital Management, L.P.................................................. 2,732,000  (5)             6.5
   8889 Pelican Bay Blvd.
   Naples, FL 34108
T. Rowe Price Associates, Inc.................................................... 2,304,900  (6)             5.5
   100 East Pratt Street
   Baltimore, MD 21202
David M. Chamberlain.............................................................   376,667  (7)               **
Christine M. Cournoyer...........................................................    10,317  (8),(9)           **
Donald R. Gant...................................................................    88,573 (10),(11),(12)     **
Frank R. Mori....................................................................    39,816 (10),(11)          **
Myles J. Slosberg................................................................   196,907 (10),(11),(13)     **
Bruce Van Saun...................................................................    18,689 (14),(15)          **
Daniel R. Friedman...............................................................    32,764 (16),(17)          **
Charles W. Redepenning, Jr.......................................................    62,536 (18)               **
Gerrald B. Silverman.............................................................   216,638 (19)               **
Richard T. Thornton..............................................................    38,334 (20)               **
The directors and executive officers listed above and other executive officers as
  a group (15 persons)........................................................... 1,366,446 (21)             3.3

--------
 * Unless otherwise indicated, the address is c/o The Stride Rite Corporation, 191 Spring Street, P.O. Box 9191, Lexington, Massachusetts 02420-9191.
** Less than 1%.
(1) With respect to nominees, directors and executive officers, based on information furnished by the nominee, director or executive officers listed. Unless otherwise indicated, the persons listed above have sole voting and dispositive power with respect to shares beneficially owned.
(2) According to a Schedule 13G filed with the SEC on February 14, 2002 by FMR Corp., such entity beneficially owned 3,765,110 shares of Stride Rite's common stock as of December 31, 2001. According to such Schedule 13G, such entity had sole power to vote or direct the vote with respect to 2,666,400 shares and sole power to dispose or direct the disposition with respect to 3,765,110 shares. According to such Schedule 13G, 1,098,710 shares are beneficially owned by Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, which acts as investment adviser to various companies, 1,563,200 shares are beneficially owned by Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp. and a bank as defined in Section 3(a)(6) of the Exchange Act, as amended, and 1,103,200 shares are beneficially owned by Fidelity International Limited. Each of Edward C. Johnson 3d, Chairman of FMR Corp., through its control of Fidelity Management & Research Company, and the Fidelity Funds has sole power to dispose of the 1,098,710 shares owned by the Fidelity Funds. Each of Johnson and FMR Corp., through its control of Fidelity Management Trust Company, has sole dispositive power over the 1,563,200 shares beneficially owned by Fidelity Management Trust Company and sole power to vote or direct the voting of 1,563,200 such shares. Fidelity International Limited has sole power to vote and dispose of 1,103,200 shares.
(3) According to a Schedule 13G filed with the SEC on February 11, 2002 by Capital Group International, Inc. and Capital Guardian Trust Company, such entities beneficially owned 2,878,100 shares of Stride Rite's common stock as of December 31, 2001. According to such Schedule 13G, such entity had sole power to vote or direct the vote with respect to 2,113,000 shares and sole power to dispose or direct the disposition with respect to 2,878,100 shares.
(4) According to a Schedule 13G filed with the SEC on January 30, 2002 by Dimensional Fund Advisors, Inc., such entity beneficially owned 2,744,800 shares of Stride Rite's common stock as of December 31, 2000, of which such entity had sole power to vote or direct the vote and to dispose or direct the disposition of all such shares.
(5) According to a Schedule 13G filed with the SEC on February 19, 2002 by Private Capital Management, L.P., such entity beneficially owned 2,732,000 shares of Stride Rite's common stock as of December 31, 2001. According to such Schedule 13G, such entity had sole power to vote or direct the vote and to dispose or direct the disposition of all such shares.
(6) According to a Schedule 13G filed with the SEC on February 14, 2002 by T. Rowe Price Associates, Inc., such entities beneficially owned 2,304,900 shares of Stride Rite's common stock as of December 31, 2001. According to such Schedule 13G, such entity had sole power to vote or direct the vote with respect to 626,800 shares and sole power to dispose or direct the disposition with respect to 2,304,900 shares.
(7) Includes currently exercisable options to purchase 366,667 shares granted to Mr. Chamberlain under the 1998 Stock Option Plan.
(8) Includes 7,917 phantom stock units credited to Ms. Cournoyer's account pursuant to the Deferred Compensation Plan for Directors.
(9) Includes currently exercisable options to purchase 2,400 shares, granted to Ms. Cournoyer pursuant to the 1998 Directors' Plan.

(10) Includes currently exercisable options to purchase 13,200 shares, granted to Messrs. Gant, Mori and Slosberg pursuant to the 1998 Directors' Plan.
(11) Includes currently exercisable options to purchase 5,000 shares, granted to Messrs. Gant, Mori and Slosberg pursuant to the Company's 1994 Non-Employee Director Stock Ownership Plan (the "1994 Directors' Plan").
(12) Includes 31,970 phantom stock units credited to Mr. Gant's account pursuant to the Deferred Compensation Plan for Directors.
(13) Includes 14,477 phantom stock units credited to Mr. Slosberg's account pursuant to the Deferred Compensation Plan for Directors. Also includes
     (i) 89,400 shares of common stock held in an irrevocable trust created on December 2, 1942 of which Mr. Slosberg's father was the settlor and Mr. Slosberg is one of two trustees, for the benefit of Mr. Slosberg's mother and for Mr. Slosberg and his siblings, and (ii) 5,100 shares of common stock held in an irrevocable trust created on May 11, 1976 of which Mr. Slosberg is the settlor and Mr. Slosberg's wife is one of two trustees, for the benefit of Mr. Slosberg's children, and under certain circumstances for the benefit of Mr. Slosberg's wife as a remainder interest. Mr. Slosberg disclaims beneficial ownership of these 94,500 shares of common stock.
(14) Includes 10,489 phantom stock units credited to Mr. Van Saun's account pursuant to the Deferred Compensation Plan for Directors.
(15) Includes currently exercisable options to purchase 8,200 shares granted to Mr. Van Saun pursuant to the 1998 Directors' Plan.
(16) Mr. Friedman resigned on January 18, 2002.
(17) Includes 31,667 shares Mr. Friedman is entitled to purchase under the 1998 Stock Option Plan.
(18) Includes 55,000 shares Mr. Redepenning is entitled to purchase under the 1998 Stock Option Plan.
(19) Includes 40,000 shares Mr. Silverman is entitled to purchase under 1975 Plan, 83,667 shares Mr. Silverman is entitled to purchase under the 1995 Plan and 90,001 shares Mr. Silverman is entitled to purchase under the 1998 Stock Option Plan.
(20) Includes 38,334 shares Mr. Thornton is entitled to purchase under the 1998 Stock Option Plan.
(21) Includes 31,667 shares and currently exercisable options to purchase 48,500 shares under the 1995 Plan, 204,338 shares under the 1998 Stock Option Plan and 700 shares under the 1975 Plan beneficially owned by executive officers not separately listed above.

Section 16(a) Beneficial Ownership Compliance

   Section 16(a) of the Exchange Act requires Stride Rite's executive officers and directors and persons beneficially owning more than 10% of the outstanding common stock of Stride Rite to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and beneficial owners of more than 10% of the outstanding common stock are required by SEC regulation to furnish Stride Rite with copies of all Section 16(a) forms they file.

   To our knowledge, based solely on our review of the copies of such forms furnished as provided above, and written representations that no other forms were required during the fiscal year 2001, all Section 16(a) filing requirements applicable to Stride Rite's executive officers, directors and beneficial owners of greater than 10% of the outstanding common stock were complied with in fiscal year 2001, except that one inadvertently failed to file a Form 4 Statement of Changes in Beneficial Ownership of Securities, relating to the sale of 1,836 shares of common stock, on a timely basis.

                                 OTHER MATTERS

Expenses of Solicitation

   The solicitation of proxies will be principally by mail, and may be followed by telephone and personal contacts by officers, directors or regular employees of Stride Rite, or by employees of D.F. King & Company, Inc., proxy solicitors for Stride Rite. The cost of soliciting proxies will be borne by Stride Rite. We have retained the services of D.F. King & Company, Inc. regarding the proxy solicitation. Our agreement with D.F. King & Company, Inc. is on customary terms. The costs of proxy solicitation are not anticipated to exceed $20,000, unless circumstances require otherwise. Brokers and others holding shares of common stock in their names or in the names of their nominees will be expected to forward copies of Stride Rite's proxy soliciting material to beneficial owners of such shares and to seek authority for execution of proxies, and will be reimbursed by Stride Rite for their reasonable expenses.

Stockholder Proposals for Annual Meetings

   Any stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in Stride Rite's proxy statement and form of proxy for the 2003 annual meeting of stockholders must be received by Stride Rite on or before October 28, 2002 in order to be considered for inclusion in its proxy statement and form of proxy. Such proposals must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal should be mailed to: Office of the Clerk, The Stride Rite Corporation, 191 Spring Street, P.O. Box 9191, Lexington, Massachusetts 02420-9191.

   Stockholder proposals to be presented at the 2003 annual meeting of stockholders, other than stockholder proposals submitted pursuant to Exchange Act Rule 14a-8, must be delivered to, or mailed and received at, the principal executive offices of Stride Rite not less than sixty (60) days prior to the 2003 annual meeting of stockholders; provided, however, if less than seventy
(70) days notice or prior public disclosure of the date of the 2003 annual meeting of stockholders is given or made to stockholders, stockholder proposals must be so received not later than the tenth (10/th) day following the day on which such notice of the date of the 2003 annual meeting of stockholders or such public disclosure is made. Proposals must also comply with the other requirements contained in Stride Rite's by-laws, including supporting documentation and other information. Proxies solicited by the Board of Directors will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority. /

February 25, 2002

                                  APPENDIX A

                          THE STRIDE RITE CORPORATION
                            AUDIT COMMITTEE CHARTER

I.   GENERAL STATEMENT OF PURPOSE

   The Audit Committee of the Board of Directors (the "Audit Committee") of The Stride Rite Corporation (the "Company") oversees on behalf of the Board of Directors (the "Board") management's and the independent auditor's participation in the Company's financial reporting process. The primary objective of the Audit Committee in exercising its oversight function is to promote and preserve the integrity of the Company's financial statements and the independence of the Company's independent auditor.

II.   AUDIT COMMITTEE COMPOSITION

   The Audit Committee shall consist of at least three members who shall be appointed annually by the Board and shall satisfy the qualification requirements set forth in Sections 303.01 and 303.02 of the New York Stock Exchange Listed Company Manual. The Board shall designate one member of the Audit Committee to be Chairman of the committee.

III.   MEETINGS

   The Audit Committee generally is to meet four times per year in person or by telephone conference call, with any additional meetings as deemed necessary by the Audit Committee.

IV.  AUDIT COMMITTEE ACTIVITIES

   The principal activities of the Audit Committee will generally include the following:

    A.   Review of Charter

      Review and reassess the adequacy of this Charter annually and submit it to the Board for approval.

    B.   Audited Financial Statements and Annual Audit

      Review the overall audit plan with the independent auditor and the members of management who are responsible for preparing the Company's financial statements, including the Company's Chief Financial Officer and/or principal accounting officer or principal financial officer (the Chief Financial Officer and such other officer or officers are referred to herein collectively as the "Senior Accounting Executive").

      Review and discuss with management (including the Company's Senior Accounting Executive) and with the independent auditor:

      (i) the Company's annual audited financial statements, including any significant financial reporting issues that have arisen in connection with the preparation of such audited financial statements;

      (ii) the adequacy of the Company's internal financial reporting controls that could significantly affect the integrity of the Company's financial statements; and

      (iii) major changes in and other questions regarding accounting and auditing principles and procedures.

      Review and discuss with the independent auditor (outside of the presence of management) how the independent auditor plans to handle its responsibilities under the Private Securities Litigation Reform Act of 1995.

      Review and discuss with the independent auditor (outside of the presence of management) any problems or difficulties that the auditor may have encountered with management or others and any management letter provided by the auditor and the Company's response to that letter. This review shall include considering any difficulties encountered by the auditor in the course of performing its audit work, including any restrictions on the scope of its activities or its access to information.

      Review and discuss with management and the independent auditor such issues as may be brought to the Audit Committee's attention by the independent auditor pursuant to Statement on Auditing Standards No. 61 ("SAS 61").

      Based on the Audit Committee's review and discussions (1) with management of the audited financial statements, (2) with the independent auditor of the matters required to be discussed by SAS 61, and (3) with the independent auditor concerning the independent auditor's independence, make a recommendation to the Board as to whether the Company's audited financial statements should be included in the Company's annual Report on Form 10-K.

      Prepare the Audit Committee report required by Item 306 of Regulation S-K of the Securities Exchange Act of 1934 (or any successor provision) to be included in the Company's annual proxy statement.

    C.   Unaudited Quarterly Financial Statements

      Review and discuss with management and the independent auditor such issues as may be brought to the Audit Committee's attention by the independent auditor pursuant to Statement on Auditing Standards No. 71.

    D. Matters Relating to Selection, Performance and Independence of Independent Auditor

      Recommend to the Board the appointment of the independent auditor.

      Instruct the independent auditor that the independent auditor's ultimate accountability is to the Board and the Audit Committee.

      Evaluate on an annual basis the performance of the independent auditor and, if necessary in the judgement of the Audit Committee, recommend that the Board replace the independent auditor.

      Recommend to the Board on an annual basis the fees to be paid to the independent auditor.

      Request that the independent auditor provide the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1, as may be modified or supplemented, require that the independent auditor submit to the Audit Committee on a periodic basis a formal written statement delineating all relationships between the independent auditor and the Company, discuss with the independent auditor any disclosed relationships or services that may impact the objectivity and independence of the independent auditor, and based on such discussion take or recommend that the Board take appropriate action in response to the independent auditor's report to satisfy itself of the independent auditor's independence.

    E.   General

      The Audit Committee may be requested by the Board to review or investigate on behalf of the Board activities of the Company or of its employees, including compliance with laws, regulations or Company policies.

      Perform such other oversight functions as may be requested by the Board.

      In performing its oversight function, the Audit Committee shall be entitled to rely upon advice and information that it receives in its discussions and communications with management, the independent auditor and such experts, advisors and professionals consulted with by the Audit Committee. The Audit Committee shall have the authority to retain special legal, accounting or other experts, advisors or professionals to render advice to the committee. The Audit Committee shall have the authority to request that any officer or employee of the Company, the Company's outside legal counsel, the Company's independent auditor or any other professional retained by the Company to render advice to the Company attend a meeting of the Audit Committee or meet with any members of or advisors to the Audit Committee.

      Notwithstanding the responsibilities and powers of the Audit Committee set forth in this Charter, the Audit Committee does not have the responsibility of planning or conducting audits of the Company's financial statements or determining whether or not the Company's financial statements are complete, accurate and in accordance with generally accepted accounting principles. Such responsibilities are the duty of management and, to the extent of the independent auditor's audit responsibilities, the independent auditor. It also is not the duty of the Audit Committee to resolve disagreements, if any, between management and the independent auditor or to ensure compliance with laws, regulations or Company policies.

                                  APPENDIX B

                          THE STRIDE RITE CORPORATION
               AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

   The purpose of The Stride Rite Corporation Amended and Restated Employee Stock Purchase Plan ("the Plan") is to provide eligible employees of The Stride Rite Corporation (the "Company") and certain of its subsidiaries with opportunities to purchase shares of the Company's common stock, par value $0.25 per share (the "Common Stock"). The aggregate number of shares of Common Stock that have been approved and reserved for this purpose has been increased from 5,640,000 shares to 6,140,000 shares as of the effective date of this amendment and restatement (representing an increase of 500,000 shares). The Plan is intended to constitute an "employee stock purchase plan" within the meaning of
Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code"), and shall be interpreted in accordance with that intent.

   1. Administration. The Plan will be administered by the person or persons (the "Administrator") appointed by the Company's Board of Directors (the "Board") for such purpose. The Administrator has authority to make rules and regulations for the administration of the Plan, and its interpretations and decisions with regard thereto shall be final and conclusive. No member of the Board or individual exercising administrative authority with respect to the Plan shall be liable for any action or determination made in good faith with respect to the Plan or any option granted hereunder.

   2. Offerings. The Company will make one or more offerings to eligible employees to purchase Common Stock under the Plan ("Offerings"). Unless otherwise determined by the Administrator, an Offering will begin on the first business day occurring on or after each January 1 and July 1 and will end on the last business day occurring on or before the following June 30 and December 31, respectively. The Administrator may, in its discretion, designate a different period for any Offering, provided that no Offering shall exceed six months in duration or overlap any other Offering.

   3. Eligibility. All employees of the Company (including employees who are also directors of the Company) and all employees of each Designated Subsidiary (as defined in Section 11) are eligible to participate in any one or more of the Offerings under the Plan, provided that as of the first day of the applicable Offering (the "Offering Date") they are customarily employed by the Company or a Designated Subsidiary for more than 20 hours a week and more than five (5) months in any calendar year and have completed at least thirty (30) days of employment.

   4. Participation. An employee eligible on any Offering Date may participate in such Offering by submitting an enrollment form to his appropriate payroll location at least ten (10) business days before the Offering Date (or by such other deadline as shall be established for the Offering). The form will (a) state a whole percentage to be deducted from his Compensation (as defined in Section 11) per pay period, (b) authorize the purchase of Common Stock for him in each Offering in accordance with the terms of the Plan and (c) specify the exact name or names in which shares of Common Stock purchased for him are to be issued pursuant to Section 10. An employee who does not enroll in accordance with these procedures will be deemed to have waived his right to participate. Unless an employee files a new enrollment form or withdraws from the Plan, his deductions and purchases will continue at the same percentage of Compensation for future Offerings, provided he remains eligible. Notwithstanding the foregoing, participation in the Plan will neither be permitted nor be denied contrary to the requirements of the Code.

   5. Employee Contributions. Each eligible employee may authorize payroll deductions at a minimum of two percent (2%) up to a maximum of ten percent (10%) of his Compensation for each pay period. The Company will maintain book accounts showing the amount of payroll deductions made by each participating employee for each Offering. No interest will accrue or be paid on payroll deductions.

   6. Deduction Changes. Except as may be determined by the Administrator in advance of an Offering, an employee may not increase or decrease his payroll deduction during any Offering, but may increase or decrease his payroll deduction with respect to the next Offering (subject to the limitations of Section 5) by filing a new enrollment form at least ten (10) business days before the next Offering Date (or by such other deadline as shall be established for the Offering). The Administrator may, in advance of any Offering, establish rules permitting an employee to increase, decrease or terminate his payroll deduction during an Offering.

   7. Withdrawal. An employee may withdraw from participation in the Plan by delivering a written notice of withdrawal to his appropriate payroll location. The employee's withdrawal will be effective as of the next business day. Following an employee's withdrawal, the Company will promptly refund to him his entire account balance under the Plan (after payment for any Common Stock purchased before the effective date of withdrawal). Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Offering, but may enroll in a subsequent Offering in accordance with
Section 4.

   8. Grant of Options. On each Offering Date, the Company will grant to each eligible employee who is then a participant in the Plan an option ("Option") to purchase on the last day of such Offering (the "Exercise Date"), at the Option Price hereinafter provided for, (a) a number of shares of Common Stock determined by dividing such employee's accumulated payroll deductions on such Exercise Date by the lower of (i) 85% of the Fair Market Value of the Common Stock on the Offering Date, or (ii) 85% of the Fair Market Value of the Common Stock on the Exercise Date, or (b) such other lesser maximum number of shares as shall have been established by the Administrator in advance of the Offering; provided, however, that such Option shall be subject to the limitations set forth below. Each employee's Option shall be exercisable only to the extent of such employee's accumulated payroll deductions on the Exercise Date. The purchase price for each share purchased under each Option (the "Option Price") will be 85% of the Fair Market Value of the Common Stock on the Offering Date or the Exercise Date, whichever is less.

   Notwithstanding the foregoing, no employee may be granted an option hereunder if such employee, immediately after the option was granted, would be treated as owning stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Parent or Subsidiary (as defined in Section 11). For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee. In addition, no employee may be granted an Option which permits his rights to purchase stock under the Plan, and any other employee stock purchase plan of the Company and its Parents and Subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined on the option grant date or dates) for each calendar year in which the Option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code and shall be applied taking Options into account in the order in which they were granted.

   9. Exercise of Option and Purchase of Shares. Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his Option on such date and shall acquire from the Company such number of whole shares of Common Stock reserved for the purpose of the Plan as his accumulated payroll deductions on such date will purchase at the Option Price, subject to any other limitations contained in the Plan. Any amount remaining in an employee's account at the end of an Offering solely by reason of the inability to purchase a fractional share will be carried forward to the next Offering; any other balance remaining in an employee's account at the end of an Offering will be refunded to the employee promptly.

   10. Issuance of Certificates. Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or in the name of a broker authorized by the employee to be his, or their, nominee for such purpose.

   11. Definitions.

   The term "Compensation" means the amount of total cash compensation, prior to salary reduction pursuant to Sections 125, 132(f) or 401(k) of the Code, including base pay, overtime, commissions, and incentive or bonus awards, but excluding allowances and reimbursements for expenses such as relocation allowances or travel expenses, other non-cash fringe benefits, income or gains on the exercise of Company stock options, and similar items.

   The term "Designated Subsidiary" means any present or future Subsidiary (as defined below) that has been designated by the Board to participate in the Plan. The Board may so designate any Subsidiary, or revoke any such designation, at any time and from time to time, either before or after the Plan is approved by the stockholders.

   The term "Fair Market Value of the Common Stock" on any given date means the closing price reported for the Common Stock on the New York Stock Exchange for such date or, if no sales were reported for such date, for the next preceding date for which sales were reported.

   The term "Parent" means a "parent corporation" with respect to the Company, as defined in Section 424(e) of the Code.

   The term "Subsidiary" means a "subsidiary corporation" with respect to the Company, as defined in Section 424(f) of the Code.

   12. Rights on Termination of Employment. If a participating employee's employment terminates for any reason before the Exercise Date for any Offering, no payroll deduction will be taken from any pay due and owing to the employee and the balance in his account will be paid to him or, in the case of his death, to his designated beneficiary as if he had withdrawn from the Plan under
Section 7. An employee will be deemed to have terminated employment, for this purpose, if the corporation that employs him, having been a Designated Subsidiary, ceases to be a Subsidiary, or if the employee is transferred to any corporation other than the Company or a Designated Subsidiary. An employee will not be deemed to have terminated employment, for this purpose, if the employee is on an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee's right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise provides in writing.

   13. Special Rules. Notwithstanding anything herein to the contrary, the Administrator may adopt special rules applicable to the employees of a particular Designated Subsidiary, whenever the Administrator determines that such rules are necessary or appropriate for the implementation of the Plan in a jurisdiction where such Designated Subsidiary has employees; provided that such rules are consistent with the requirements of Section 423(b) of the Code. Such special rules may include (by way of example, but not by way of limitation) the establishment of a method for employees of a given Designated Subsidiary to fund the purchase of shares other than by payroll deduction, if the payroll deduction method is prohibited by local law or is otherwise impracticable. Any special rules established pursuant to this Section 13 shall, to the extent possible, result in the employees subject to such rules having substantially the same rights as other participants in the Plan.

   14. Optionees Not Stockholders. Neither the granting of an Option to an employee nor the deductions from his pay shall constitute such employee a holder of the shares of Common Stock covered by an Option under the Plan until such shares have been purchased by and issued to him.

   15. Rights Not Transferable. Rights under the Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee's lifetime only by the employee.

   16. Application of Funds. All funds received or held by the Company under the Plan may be combined with other corporate funds and may be used for any corporate purpose.

   17. Adjustment in Case of Changes Affecting Common Stock. In the event of a subdivision of outstanding shares of Common Stock, or the payment of a dividend in Common Stock, the number of shares approved for the Plan, and the share limitation set forth in Section 8, shall be increased proportionately, and such other adjustment shall be made as may be deemed equitable by the Administrator. In the event of any other change affecting the Common Stock, such adjustment shall be made as may be deemed equitable by the Administrator to give proper effect to such event.

   18. Amendment of the Plan. The Board may at any time, and from time to time, amend the Plan in any respect, except that without the approval, within 12 months of such Board action, by the stockholders, no amendment shall be made increasing the number of shares approved for the Plan or making any other change that would require stockholder approval in order for the Plan, as amended, to qualify as an "employee stock purchase plan" under Section 423(b) of the Code.

   19. Insufficient Shares. If the total number of shares of Common Stock that would otherwise be purchased on any Exercise Date plus the number of shares purchased under previous Offerings under the Plan exceeds the maximum number of shares issuable under the Plan, the shares then available shall be apportioned among participants in proportion to the amount of payroll deductions accumulated on behalf of each participant that would otherwise be used to purchase Common Stock on such Exercise Date.

   20. Termination of the Plan. The Plan may be terminated at any time by the Board. Upon termination of the Plan, all amounts in the accounts of participating employees shall be promptly refunded.

   21. Governmental Regulations. The Company's obligation to sell and deliver Common Stock under the Plan is subject to obtaining all governmental approvals required in connection with the authorization, issuance, or sale of such stock.

   The Plan shall be governed by Massachusetts law except to the extent that such law is preempted by federal law.

   22. Issuance of Shares. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

   23. Tax Withholding. Participation in the Plan is subject to any minimum required tax withholding on income of the participant in connection with the Plan. Each employee agrees, by entering the Plan, that the Company and its Subsidiaries shall have the right to deduct any such taxes from any payment of any kind otherwise due to the employee, including shares issuable under the Plan.

   24. Notification Upon Sale of Shares. Each employee agrees, by entering the Plan, to give the Company prompt notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

   25. Effective Date and Approval of Shareholders. The Plan, as amended and restated herein, shall take effect on the later of the date it is adopted by the Board and the date it is approved by the holders of a majority of the votes cast at a meeting of stockholders at which a quorum is present or by written consent of the stockholders.

0865-PS-02

                                   DETACH HERE


ZSTR9B                                PROXY

                           THE STRIDE RITE CORPORATION

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints David M. Chamberlain and Charles W. Redepenning, Jr., and each of them acting solely, proxies, with full power of substitution and with all powers the undersigned would possess if personally present, to represent and vote, as designated below, all of the shares of Common Stock, par value $.25 per share, of The Stride Rite Corporation (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at its executive offices, 191 Spring Street, Lexington, Massachusetts, on Thursday, April 11, 2002, at 10:00 a.m. (Boston time), and at any adjournment(s) or postponement(s) thereof, upon the matters set forth on the reverse side hereof and described in the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement and upon such other matters as may properly be brought before such meeting and any adjournment(s) or postponement(s) thereof.

         The undersigned hereby revokes any proxy previously given and acknowledges receipt of the Notice of and Proxy Statement for the aforesaid meeting.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3 AND "AGAINST" PROPOSAL 4.

                                | SEE REVERSE |

(PLEASE SIGN AND DATE ON REVERSE SIDE | SEE REVERSE|| SIDE |AND RETURN PROMPTLY

IN THE ENCLOSED ENVELOPE)  | SIDE |

THE STRIDE RITE CORPORATION

         c/o EquiServe
         P.O. Box 43058
         Providence, RI 02940-5111

ZSTR9A                              DETACH HERE

[X]      Please mark
         votes as in
         this example.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3, AND AGAINST
                                  PROPOSAL 4.

                                                                                            FOR    AGAINST   ABSTAIN
1.      Election of Directors.            2.   Proposal to approve The Stride Rite          [__]     [__]      [__]
                                               Corporation Amended and Restated Employee
        NOMINEES:   (01) Frank R. Mori,        Stock Purchase Plan.
                    (02) Bruce Van Saun
                    FOR       WITHHELD    3.   Proposal to ratify selection of              [__]     [__]      [__]
                    [__]           [__]        PricewaterhouseCoopers LLP as Auditors of
                                               the Company.

[__]    ________________________________  4.   Shareholder proposal seeking                 [__]     [__]      [__]
        For all nominees except as             implementation of code of corporate
        noted above                            conduct based on global human rights
                                               standards.

                                               MARK HERE IF YOU PLAN TO ATTEND THE MEETING           [__]

                                               MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT         [__]

                                               Sign exactly as name appears on this Proxy. If
                                               the shares are registered in the names of two or
                                               more persons, each should sign.  Executors,
                                               administrators, trustees, partners, custodians,
                                               guardians, attorneys and corporate officers
                                               should add their full titles as such.

Signature:                                Date:                 Signature:                         Date:
              ---------------------------        ----------               ------------------------        -------------


